UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 8, 2013

Date of Report

Date of earliest event reported

BLUCORA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 N.E. 8th Street, Suite 800

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2013, the Board of Directors (the “Board”) of Blucora, Inc. (“Blucora”) amended and restated the Restated Bylaws of Blucora, Inc. (“Bylaws”). This amendment and restatement was the product of a thorough review of the Bylaws by the Board and Blucora’s management, which was conducted to update the Bylaws to reflect current governance practices, to remove outdated provisions, to correct errors, and to clarify the language of the Bylaws. As a result of this process, the Bylaws have been extensively revised. The significant substantive changes to the Bylaws are as follows:

•

Sections 2.5.1 and 2.5.2, the advance notice provisions of the Bylaws that govern notice by stockholders of the nomination of a Director or the proposal of business at the annual meeting of stockholders, have been modified. These provisions previously required notice not less than 60 or more than 90 days before the date of the annual meeting. They now require notice not less than 90 or more than 120 days before the anniversary of the date of the preceding year’s annual meeting. These changes will be effective for the 2014 annual meeting.

•

Section 2.10 has been modified to provide that, except as otherwise required by law, the Certificate of Incorporation, or the Bylaws, all matters other than the election of Directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. Such matters previously required the affirmative vote of a majority of all votes cast on the matter. As the result of this change, abstentions will no longer be counted in calculating the outcome of the vote on such matters.

•

A new Section 2.16 has been added to provide for the exclusive forum in Delaware for certain disputes. The new provision is as follows: “Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.”

•

Section 3.15, which has been renumbered Section 3.14, has been modified to remove the requirement that any Director added as the result of an increase in the size of the Board must stand for election at the next annual meeting of stockholders. After this change, any new Director added for any reason will next stand for election at the same time as the rest of the Directors in the class that he or she has been appointed to.

•	A new Section 3.15 has been added to clarify the process by which a Director may be reassigned to another class to ensure that the classes remain balanced in size.

•

A new Section 3.18 has been added that governs the role of the Chairman of the Board. Most significantly, this section requires that the Chairman be independent under applicable SEC and NASDAQ rules. Additional changes were made to other sections to conform those sections to this new Section 3.18.

•	Section 5 (“Contracts, Loans, Checks and Deposits”) contained provisions relating to the ordinary course of business operations of the company, therefore the entire section has been deleted.

The above description is only a summary of the significant changes to the Bylaws, does not purport to be a complete description of the changes to the Bylaws, and is qualified in its entirety by reference to the Bylaws, a copy of which is attached in full as Exhibit 3.1 to this Current Report on Form 8-K. In addition, a comparison of the Bylaws to the previously-effective Restated Bylaws is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibits 3.1 and 99.1 are incorporated herein by reference.

Item 8.01 Other Events.

As noted above, the advance notice provisions of the Bylaws in Sections 2.5.1 and 2.5.2 that govern notice by stockholders of the nomination of a Director or the proposal of business at the annual meeting of stockholders, have been changed. These changes will be effective for the 2014 annual meeting, and as a result, stockholder nominations of Directors or proposals for business for the 2014 annual meeting must be submitted to Blucora no earlier than January 22, 2014 and no later than February 21, 2014. This change does not affect the requirements for any stockholder proposal intended to be included in Blucora’s Proxy Statement and form of proxy for the 2014 annual meeting of stockholders (pursuant to Rule 14a-8 of the Securities Exchange Act of 1934), which must be received by Blucora no later than December 25, 2013.

Item 9.01 Financial Statements and Exhibits.

3.1   Amended and Restated Bylaws of Blucora, Inc., dated August 8, 2013

99.1 Comparison of Amended and Restated Bylaws of Blucora, Inc. to the previously-effective Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2013

BLUCORA, INC.

By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

EX-3.1	Amended and Restated Bylaws of Blucora, Inc., dated August 8, 2013

EX-99.1	Comparison of Amended and Restated Bylaws of Blucora, Inc. to the previously-effective Restated Bylaws